Exhibit 5.1

Partners:
Paul Aherne	**
Brett Basdeo	***
John Cartwright	*
John Crook	*
Mark Cummings	******
Natalie Curtis	****
James Gaden	****
Robert Gregory	*
Kevin Ho	****
Jason Hung	*****
Kristen Kwok	**
Wing Lam	*
Jolin Lin	*******
Thomas Pugh	******
Andrew Randall	**
Victoria Raymond	*
Wei Ching Teo	*******

7 August 2026
Our Ref: KH/BLUI/U0683-H27504
YXT.COM GROUP HOLDING LIMITED
c/o Walkers Corporate Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands

Dear Sirs or Madam

YXT.COM GROUP HOLDING LIMITED

We have acted as Cayman Islands legal advisers to YXT.COM GROUP HOLDING LIMITED (the “Company”) in connection with the registration for issuance and sale from time to time, by the Company of (i) Class A ordinary shares, par value US$0.0001 each (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADSs”), each ADS representing thirty Ordinary Shares, (ii) preferred shares (“Preferred Shares”, and together with the Ordinary Shares and ADSs, “Equity Securities”) (iii) warrants to purchase Equity Securities (“Warrants”), (iv) subscription rights to purchase Equity Securities (“Rights”) and/or (v) units consisting of one or more of the foregoing (“Units”), in each case as contemplated by the Form F-3 Registration Statement (File No. 333-292185) (“Registration Statement”) filed by the Company under the U.S. Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (the "Commission"). This opinion is furnished in connection with the offering and sale by the Company of 150,000 ADSs, representing 4,500,000 Ordinary Shares (the “Offered Shares”), pursuant to the securities purchase agreement dated 6 August 2026 between the Company and the purchaser named therein (the “Purchase Agreement”) and the Company’s prospectus supplement dated 6 August 2026 to the prospectus dated 29 June 2026 forming part of the Registration Statement (the “Prospectus Supplement”). We are furnishing this opinion as Exhibit 5.1 to the Company’s report on Form 6-K furnished to the Commission on or about 7 August 2026 (the “Form 6-K”), which is incorporated by reference into the Registration Statement.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Victoria (Australia); ******Bermuda; *******Singapore

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For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Registration Statement nor upon matters of fact or the commercial terms of the transactions contemplated by the Registration Statement.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	Based solely on our review of the Memorandum and Articles, the authorised share capital of the Company is US$50,000 divided into (a) 483,068,176 Class A ordinary shares with a par value of US$0.0001 each, and (b) 16,931,824 Class B ordinary shares with a par value of US$0.0001 each. As at the date of this opinion the Company has sufficient authorised but unissued Ordinary Shares to permit the issue of the Offered Shares.

3.	With respect to Ordinary Shares, Preferred Shares, ADSs, Warrants, Rights and Units of the Company (including Ordinary Shares represented by ADSs), when (a) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such Ordinary Shares, Preferred Shares, ADSs, Warrants, Rights or Units of the Company as the case may be, will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

4.	The Offered Shares have been duly authorised for issue and, when issued and delivered against payment therefor in accordance with the Purchase Agreement and the Resolutions, and when the name of the person to whom the Offered Shares are issued has been entered in the register of members of the Company as the holder thereof, the Offered Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Form 6-K and the Registration Statement, and to the reference to our firm under the headings “Legal Matters”, "Taxation – Cayman Islands Taxation" and "Enforceability of Civil Liabilities" in the prospectus and the Prospectus Supplement included in or forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent, save that this opinion may also be relied upon by Univest Securities, LLC, as placement agent, and by the purchaser under the Purchase Agreement, in connection with the transactions contemplated by the Purchase Agreement.

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This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (HONG KONG)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 20 January 2017, the Certificate of Incorporation on Change of Name dated 9 July 2021, the Eighth Amended and Restated Memorandum and Articles of Association as adopted by a special resolution passed on 1 July 2024 conditional upon and effective immediately prior to the completion of the Company's initial public offering of ADSs representing its Ordinary Shares (the "Memorandum and Articles"), the register of members of the Company printed on 7 August 2026 (the "Register of Members"), in each case, copies of which have been provided to us by the Company's registered office in the Cayman Islands (together the "Company Records").

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 7 August 2026.

3.	A copy of a Certificate of Good Standing dated 6 August 2026 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

4.	Copies of executed written resolutions of the Board of Directors of the Company dated 27 November 2025 and 6 August 2026, the latter approving, inter alia, the offering of the Offered Shares, the Purchase Agreement and the issue and allotment of the Offered Shares (together, the "Resolutions").

5.	An executed copy of the Purchase Agreement.

6.	The Prospectus Supplement, filed by the Company with the Commission on or about 7 August 2026.

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Schedule 2

ASSUMPTIONS

1.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.	The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate.

4.	The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Equity Securities, Warrants, Rights and Units and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	On the date of issue of the Ordinary Shares and Preferred Shares the Company shall have sufficient authorised but unissued share capital available.

7.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

8.	The Company has received, or will on issue of the relevant Equity Securities, Warrants, Rights and Units receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

9.	The Company has, or will on issue of the relevant Ordinary Shares and Preferred Shares have, issued and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws.

10.	The Memorandum and Articles are the memorandum and articles of association of the Company and are in force at the date hereof.

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11.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

12.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Registration Statement or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion herein.

13.	No resolution voluntarily to wind up the Company has been adopted by the members of the Company and no event of a type which is specified in the Memorandum and Articles as giving rise to the winding up of the Company (if any) has in fact occurred.

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Schedule 3

QUALIFICATIONS

1.	If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company's assets as the Court thinks proper.

2.	The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council.

3.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

4.	We express no opinion upon any provisions in the Memorandum and Articles or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.

5.	We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law or the Company's constitutional documents to the members of the Company or to any other person.

6.	In the event of a misrepresentation by a company on which a member relied in agreeing to subscribe for shares in such company, the member may be entitled to rescind the share subscription agreement and thereafter claim damages against such company for any additional loss suffered as a result of the misrepresentation. Such a claim for damages will not arise unless and until the member has successfully rescinded the share subscription agreement. A member may be barred from rescinding on the grounds of delay or affirmation. The Cayman Islands Court of Appeal's judgment in Re HQP Corporation Ltd (in Official Liquidation) and Re Direct Lending Income Feeder Fund Ltd (in Official Liquidation) [2025] CICA (Civ) 19 determined that, inter alia, in the Cayman Islands: (a) the English case of Houldsworth v City of Glasgow Bank (1880) 5 App Cas 317 HL remains part of Cayman Islands law; and (b) it prevents any person claiming damages for misrepresentations inducing subscription for shares from proving in a liquidation in respect of that claim until all non-member creditors have been paid or provided for, but permits them to prove thereafter. It is currently uncertain whether this case will be subject to an appeal to the Judicial Committee of the Privy Council.

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7.	The Company may be required to submit (or to cause to be submitted on its behalf) a notification and report to the Cayman Islands Department for International Tax Cooperation to ensure compliance with any obligations it may have under the laws of the Cayman Islands relating to the automatic exchange of financial account information.

8.	Any legal person that is a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a "Legal Person") is subject to the Beneficial Ownership Transparency Act (as amended) of the Cayman Islands (the "BOTA"). An interest that a person holds in a Legal Person consisting of a partnership interest or shares or voting rights in the Legal Person or ultimate effective control over the management of the Legal Person (a "Relevant Interest") will be affected by a restrictions notice issued by the corporate services provider of such legal person pursuant to the BOTA (a "Restrictions Notice") if such a notice is issued by the corporate services provider. If a Restrictions Notice is issued, then: (i) any transfer or agreement to transfer the Relevant Interest shall be void; (ii) no rights shall be exercisable in respect of the Relevant Interest; (iii) no Relevant Interests may be issued in respect of the Relevant Interest or pursuant to an offer made to the person holding the Relevant Interest; and (iv) except in a liquidation, an agreement to transfer certain rights in relation to the Relevant Interest shall be void.

9.	A Restrictions Notice issued in respect of a Relevant Interest that is subject to a pre-existing security interest granted to a third party who is not affiliated with the person who holds such Relevant Interest, shall not take effect. In deciding whether to send a Restrictions Notice, a corporate service provider shall have regard to the effect of the notice on the rights of persons in respect of the Relevant Interest, including third parties, persons with a security interest over the Relevant Interest, registered shareholders and other beneficial owners. Further, a corporate services provider shall, by notice, withdraw a Restrictions Notice if the corporate services provider discovers that the rights of a third party in respect of a Relevant Interest are being unfairly affected by the Restrictions Notice.

10.	The Grand Court may, on an application by any person aggrieved by a decision of a corporate services provider to issue a Restrictions Notice, make an order giving directions for the purpose of protecting the rights of third parties, persons with a security interest over a Relevant Interest, shareholders or other beneficial owners in respect of a relevant interest, if the Court is satisfied that a restrictions notice unfairly affects those rights.